UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 2, 2006
                Date of Report (Date of earliest event reported)

                              EPICEPT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                   000-51290                   52-1841431
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
         of incorporation)          File Number)             Identification No.)

            270 SYLVAN AVENUE
      ENGLEWOOD CLIFFS, NEW JERSEY                                      07632
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                 (201) 894-8980
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 8.01         OTHER EVENTS.

         On October 4, 2006, EpiCept Corporation, a Delaware corporation (the "Registrant"), issued a press release announcing that it has reached settlement agreements in all outstanding litigation pending against Maxim Pharmaceuticals. The Registrant assumed responsibility for the legal proceedings following its merger with Maxim Pharmaceuticals in January 2006. The Registrant accounted for all of the settlement costs in the first half of 2006; therefore, the Registrant will not record any additional expense as a result of the settlements.

The settlement agreements include:

(1) The Superior Court for the State of California, County of San Diego, gave final approval to a settlement reached in the case entitled 3I Bioscience Trust, PLC et al. v. Maxim Pharmaceuticals, Inc. et al. Under the terms of the settlement agreement, the Registrant has made a payment of approximately $0.7 million and issued approximately 245,000 shares of its common stock to the plaintiffs. Maxim's insurer also made a payment in the amount of approximately $1.1 million. All claims made against Maxim in the case will be dismissed with prejudice once distribution of the settlement proceeds is complete.

(2) The United States District Court for the Southern District of California gave final approval to a settlement of a consolidated amended complaint entitled In re Maxim Pharmaceuticals, Inc. Securities Litigation, agreed to by the parties on June 22, 2006. The plaintiffs in that case will receive $1.0 million in cash and EpiCept common stock equal to $1.3 million in value based on the closing price of the common stock on the day on which the Final Order and Judgment becomes final. The Registrant accrued approximately $1.6 million related to this settlement during the first half of 2006, and paid $250,000 in cash into escrow in July.

(3) In conjunction with the In re Maxim Pharmaceuticals, Inc. Securities Litigation settlement, and in accordance with a stipulation agreed to by the parties in June 2006, Maxim's insurance carrier, Carolina Casualty Company, shall dismiss with prejudice its lawsuit against Maxim and certain individual defendants seeking injunctive relief as to its obligations under Maxim's D&O insurance policy. Carolina Casualty contributed $750,000 towards the stipulation reached in the settlement of In re Maxim Pharmaceuticals, Inc. Securities Litigation.

(4) The Registrant previously reported in March 2006 the settlement of a derivative securities lawsuit filed in October 2004 by a stockholder of Maxim Pharmaceuticals against certain of Maxim's former officers and directors. The settlement in the case of Putnam v. Stambaugh, et al. was reached in the Superior Court of the State of California, County of San Diego. Under the terms of the settlement agreement, the Registrant will pay $50,000 in its common stock to cover the plaintiff's legal expenses. This settlement remains subject to customary conditions such as the execution of settlement documents, the final court approval of the settlement and dismissal of the Putnam claims with prejudice.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS
                  (c) Exhibits

                  99.1 Press release of EpiCept Corporation, dated October 4, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EPICEPT CORPORATION


                                              /s/ Robert W. Cook
                                            ------------------------------------
                                            Name:  Robert W. Cook
                                            Title: Chief Financial Officer

Date:  October 6, 2006

                                  EXHIBIT INDEX

EXHIBIT                                         DESCRIPTION
-------                                         -----------

  99.1        Press release of EpiCept Corporation, dated October 4, 2006.